EXHIBIT 23.1


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Aquagenix, Inc. on Form S-3 of our report dated March 21, 1996, on our audits of the consolidated financial statements of Aquagenix, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for the years then ended, which report is included in the Annual Report on Form 10-KSB of Aquagenix, Inc. for the fiscal year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".

/s/ Coopers & Lybrand L.L.P.

Miami, Florida
September 5, 1996